AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, is hereby made as of August 28, 2026, between NYLIM Funds and NYLIM Funds Trust (each a “Trust” and collectively, the “Trusts”), on behalf of each series of the Trusts as set forth on Schedule A (each a “Fund” and collectively, “Funds”), and New York Life Investment Management LLC (the “Manager”) (“Agreement”).

WHEREAS, the Manager has been appointed the manager of each of the Funds pursuant to an Agreement between each Trust, on behalf of the Funds, and the Manager; and

WHEREAS, each Trust and the Manager desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Trust and the Manager hereby agree as follows:

1. The Manager hereby agrees to waive fees and/or reimburse Fund expenses (excluding taxes, interest, litigation, extraordinary expenses, Trustee expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses), to the extent necessary to maintain Total Annual Operating Expenses specified for the class of shares of each Fund listed on Schedule A through February 28, 2027, except as provided below.

2. The waivers and/or reimbursements described in Section 1 above are not subject to recoupment by the Manager.

3. The Manager understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Trusts on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

4. This agreement shall renew automatically for one-year terms unless the Manager provides written notice of termination prior to the start of the next term or upon approval of the Board of Trustees of the Funds.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NYLIM FUNDS TRUST

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title:  Treasurer and Principal Financial and Accounting Officer

NYLIM FUNDS

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title:  Treasurer and Principal Financial and Accounting Officer

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: Chief Operating Officer and Senior Managing Director

SCHEDULE A

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)

ALL FUNDS

(except NYLIM CBRE Global Infrastructure Fund, NYLIM CBRE Real Estate Fund, NYLIM Epoch Global Equity Yield Fund, NYLIM Fiera SMID Growth Fund, NYLIM MacKay Strategic Muni Allocation Fund, NYLIM MacKay U.S. Infrastructure Bond Fund, NYLIM PineStone Global Equity Fund, NYLIM PineStone International Equity Fund and NYLIM PineStone U.S. Equity Fund) CLASS R6 SHARES

New York Life Investments has contractually agreed to waive fees and/or reimburse expenses so that Total Annual Fund Operating Expenses (excluding taxes, interest, litigation, extraordinary expenses, Trustee expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses) of Class R6 do not exceed those of Class I.

NYLIM Balanced Fund	Class A: 1.04%
NYLIM Candriam Emerging Markets Equity Fund

Class A: 1.50%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 1.01%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM Candriam Emerging Markets Debt Fund

Class A: 1.15%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 0.85%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM CBRE Global Infrastructure Fund	Expense Limitation until August 31, 2027 Class A: 1.33% Class C: 2.08% Investor Class: 1.45% Class I: 0.97% Class R6: 0.95%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLIM CBRE Real Estate Fund	Expense Limitation until August 31, 2027 Class A: 1.18% Class C: 1.93% Investor Class: 1.35% Class I: 0.83% Class R6: 0.74%
NYLIM Conservative Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLIM Conservative ETF Allocation Fund	Expense Limitation until August 31, 2027 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
NYLIM Epoch Capital Growth Fund	Class A: 1.15% Class I: 0.90%
NYLIM Epoch Global Equity Yield Fund	Class A: 1.09% Class C: 1.84% Class I: 0.84% Class R6: 0.74%
NYLIM Epoch International Choice Fund	Class I: 0.95%
NYLIM Epoch U.S. Equity Yield Fund	Class I: 0.73%
NYLIM Equity Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLIM Equity ETF Allocation Fund	Expense Limitation until August 31, 2027 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLIM Fiera SMID Growth Fund	Class A: 1.15% Class C: 2.05% Class I: 0.85% Class R6: 0.84%
NYLIM Floating Rate Fund

Class A: 1.05%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM Growth Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLIM Growth ETF Allocation Fund	Expense Limitation until August 31, 2027 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
NYLIM MacKay Arizona Muni Fund	Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.74%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLIM MacKay California Muni Fund

Class A: 0.75%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM MacKay Colorado Muni Fund	Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.785%
NYLIM MacKay Convertible Fund	Class I: 0.61%
NYLIM MacKay High Yield Muni Bond Fund

Class A: 0.875%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM MacKay New York Muni Fund

Class A: 0.75%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM MacKay Oregon Muni Fund	Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.71%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLIM MacKay Short Duration High Income Fund	Class A: 1.02% Class C: 1.88% Class I: 0.78% Investor Class: 1.13%
NYLIM MacKay Short Term Muni Fund	Class A: 0.70% Class A2: 0.70% Class I: 0.40% Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
NYLIM MacKay Strategic Bond Fund	Class I: 0.68%
NYLIM MacKay Strategic Muni Allocation Fund

Class A: 0.77%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class R6: 0.50%

Class Z: 0.79%

NYLIM MacKay Total Return Bond Fund

Class A: 0.88%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 0.35%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM MacKay Utah Muni Fund	Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.90%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLIM MacKay U.S. Infrastructure Bond Fund

Class A: 0.85%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class R6: 0.53%

NYLIM Moderate Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLIM Moderate ETF Allocation Fund	Expense Limitation until August 31, 2027 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
NYLIM Money Market Fund	Class A: 0.70% Class C: 0.80% Investor Class: 0.80% SIMPLE Class: 0.80%
NYLIM PineStone Global Equity Fund	Class A: 1.10% Class C: 2.00% Class I: 0.85% Class R6: 0.84% Class P: 0.85%
NYLIM PineStone International Equity Fund	Expense Limitation until February 28, 2028 Class A: 1.20% Class C: 2.29% Class I: 0.85% Investor Class: 1.54% Class R6: 0.80% Class P: 0.85%
NYLIM PineStone U.S. Equity Fund	Class A: 0.99% Class C: 1.89% Class I: 0.74% Class R6: 0.73% Class P: 0.74%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLIM Short Term Bond Fund	Class A: 0.82% Class I: 0.40% Investor Class: 0.92% SIMPLE Class: 1.17%
NYLIM S&P 500 Index Fund

Class A: 0.60%

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLIM Winslow Large Cap Growth Fund	Class I: 0.88%
NYLIM WMC Growth Fund	Class I: 0.75%
NYLIM WMC International Research Equity Fund	Class A: 1.18% Class I: 0.86%
NYLIM WMC Value Fund	Class I: 0.70%